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                                                                       EXHIBIT 1

               Joint Filing Agreement Pursuant to Rule 13d-1(k)(1)

The undersigned hereby agree that this document shall be filed on behalf of each of them.




CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

         By:  CRESCENT REAL ESTATE EQUITIES, LTD., its general partner

                  By: /s/ David M. Dean
                     ----------------------------------------
                  Title: Executive Vice President,
                         Law and Administration and Secretary



CRESCENT REAL ESTATE EQUITIES COMPANY

By: /s/ David M. Dean
   ----------------------------------------
Title: Executive Vice President,
       Law and Administration and Secretary